Bowne Conversion                    3
Additional Shareholder Information (unaudited)

Legg Mason Partners Variable Portfolios II

Results of Special Meeting of Shareholders

On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Board Members. The following tables provide the number of votes cast for, against or withheld, as well as the number abstentions as to the following proposals: (1) elect Board Members and (2) Regroup and Reorganize Fund.

Proposal 1: Elect Board Members+

                                                           Authorit
Nominees                                        Votes For  y         Absten
                                                           Withheld  tions
Elliot J. Berv                                  140,813    3,408,    0.000
                                                ,932.433   687.974
A. Benton Cocanougher                           140,718    3,504,    0.000
                                                ,328.254   292.153
Jane F. Dasher                                  140,789    3,432,    0.000
                                                ,923.768   696.639
Mark T. Finn                                    140,897    3,324,    0.000
                                                ,904.605   715.802
Rainer Greeven                                  140,625    3,596,    0.000
                                                ,899.187   721.220
Stephen Randolph Gross                          140,797    3,425,    0.000
                                                ,171.056   449.351
Richard E. Hanson, Jr.                          140,843    3,379,    0.000
                                                ,254.703   365.704
Diana R. Harrington                             140,784    3,437,    0.000
                                                ,771.620   848.787
Susan M. Heilbron                               140,787    3,434,    0.000
                                                ,678.197   942.210
Susan B. Kerley                                 140,866    3,356,    0.000
                                                ,572.897   047.510
Alan G. Merten                                  140,929    3,293,    0.000
                                                ,124.146   496.261
R. Richardson Pettit                            140,895    3,326,    0.000
                                                ,808.240   812.167
R. Jay Gerken, CFA                              140,615    3,606,    0.000
                                                ,950.670   669.737


+   Board  Members are elected by the shareholders of all of the series  of the Trust of which the Fund is a series.

Proposal 2: Regroup and Reorganize Fund

                                                         Votes
Item Voted On                                Votes For  Against
                                                                  Abstenti
                                                                  ons
Agreement and Plan Reorganization            138,892    2,366,
                                             ,341.377   755.369   2,963,52
                                                                  3.661




Legg Mason Partners Variable Portfolios II
Proposal 3: Revise Fundamental Investment Policies

Legg Mason Partners Variable Diversified Strategic Income Portfolio

                                                           Votes
Items Voted On                                   Votes Fo  Against
                                                 r                 Abstent
                                                                   ions
Borrowing Money                                  7,731,    354,
                                                 095.446   468.859 315,678
                                                                   .715
Underwriting                                     7,874,    212,
                                                 641.348   667.056 313,934
                                                                   .616
Lending                                          7,914,    222,
                                                 505.916   211.031 264,526
                                                                   .073
Issuing Senior Securities                        7,956,    178,
                                                 146.752   868.107 266,228
                                                                   .161
Real Estate                                      7,964,    186,
                                                 436.080   477.679 250,329
                                                                   .261
Commodities                                      7,863,    286,
                                                 744.205   384.923 251,113
                                                                   .892
Concentration                                    8,018,    132,
                                                 218.223   695.536 25,329.
                                                                   261
Diversification                                  7,783,    212,
                                                 364.638   603.490 405,274
                                                                   .892
Non-Fundamental                                  7,639,    293,
                                                 713.118   549.267 467,980
                                                                   .635

Legal Mason Partners Variable Equity Index Portfolio

                                                         Votes
Items Voted On                                Votes Fo  Against
                                              r                   Abstenti
                                                                  ons
Borrowing Money                               46,915    1,364,    1,137,
                                              ,675.478  041.687   487.681
Underwriting                                  46,983    1,069,
                                              ,738.868  727.500   1,363,73
                                                                  8.478
Lending                                       47,038    1,002,
                                              ,066.077  348.828   1,376,78
                                                                  9.941
Issuing Senior Securities                     47,121    998,48
                                              ,478.053  2.132     1,297,24
                                                                  4.661
Real Estate                                   47,039    1,060,    1,317,
                                              ,308.759  763.380   132.707
Commodities                                   46,969    1,083,
                                              ,130.056  476.141   1,364,59
                                                                  8.649
Concentration                                 46,883    1,149,
                                              ,971.689  536.882   1,383,69
                                                                  6.275
Diversification                               47,039    1,029,
                                              ,946.362  160.009   1,348,09
                                                                  8.475
Non-Fundamental                               46,534    1,410,    1,471,
                                              ,785.803  448.046   970.997

Legal Mason Partners Variable Growth and Income Portfolio

                                                             Votes
Items Voted On                                     Votes Fo  Agains  Absten
                                                   r         t       tions
Borrowing Money                                    1,881,    85,5    1,6
                                                   050.726   02.476  75.62
                                                                     0
Underwriting                                       1,881,    85,5    1,6
                                                   050.726   02.476  75.62
                                                                     0
Lending                                            1,881,    85,5    1,6
                                                   050.726   02.476  75.62
                                                                     0
Issuing Senior Securities                          1,881,    85,5    1,6
                                                   050.726   02.476  75.62
                                                                     0
Real Estate                                        1,881,    85,5    1,6
                                                   050.726   02.476  75.62
                                                                     0
Commodities                                        1,881,    85,5    1,6
                                                   050.726   02.476  75.62
                                                                     0
Concentration                                      1,881,    85,5    1,6
                                                   050.726   02.476  75.62
                                                                     0
Diversification                                    1,881,    85,5    1,6
                                                   050.726   02.476  75.62
                                                                     0
Non-Fundamental                                    1,881,    85,5    1,6
                                                   050.726   02.476  75.62
                                                                     0

Legal Mason Partners Variable Aggressive Growth Portfolio

                                                            Votes
Items Voted On                                    Votes F   Again
                                                  or        st      Absten
                                                                    tions
Borrowing Money                                   2,743,    73,0    64,2
                                                  246.502   24.246  13.231
Underwriting                                      2,753,    45,1
                                                  911.297   79.592  81,393
                                                                    .090
Lending                                           2,757,    47,6
                                                  680.211   59.223  75,144
                                                                    .545
Issuing Senior Securities                         2,762,    43,4
                                                  468.087   60.271  74,555
                                                                    .621
Real Estate                                       2,765,    43,4    71,8
                                                  140.877   60.263  82.839
Commodities                                       2,759,    48,0
                                                  768.554   38.863  72,676
                                                                    .562
Concentration                                     2,772,    43,3
                                                  657.115   37.377  64,489
                                                                    .487
Diversification                                   2,746,    67,4
                                                  890.426   05.857  66,187
                                                                    .696
Non-Fundamental                                   2,714,    90,2
                                                  234.275   56.342  75,993
                                                                    .362

  On February 9, 2007, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Board Members. The following tables provide the number of votes cast for, against, as well as the number of abstentions as to the following proposal: (1) Regroup and reorganize Fund.

Proposal 1: Agreement and Plan Reorganization

                                                           Votes
Item Voted On                                     Votes Fo Against Abstent
                                                  r                ions
Agreement and Plan Reorganization                 2,175,10 24,307, 171,730,719
                                                  7,497    533